Exhibit 99.1

Cherokee Inc.	Integrated Corporate Relations, Inc.
6835 Valjean Ave.	12121 Wilshire Blvd. #300
Van Nuys, CA 91406	Los Angeles, CA 90025
(818) 908-9868 ext. 325	(310) 954-1100
Contact: Russell J. Riopelle, Chief Financial Officer	Contact: Andrew Greenebaum

For Immediate Release:

Cherokee Inc. Reports 2nd Quarter Fiscal 2009 Results

•      Total royalties declined 11.4% as compared to 2nd Quarter of last year, primarily as a result of the retail sales declines in North America

•      Geographic diversification continues as international royalties comprise 58% of total 2nd Quarter revenues

VAN NUYS, CA (September 4, 2008) —  Cherokee Inc. (NASDAQ:  CHKE), a leading global licensor and brand management company, today reported financial results for its second quarter ended August 2, 2008 (“Second Quarter”).  Net revenues for the three months ended August 2, 2008 totaled $10.5 million, compared to revenues of $11.9 million in the comparable period last year.  Net earnings for the three months ended August 2, 2008 totaled $4.0 million, or $0.45 per diluted share, compared to $4.9 million, or $0.55 per diluted share, in the year ago period.  The Company ended the quarter with cash and equivalents of $15.9 million, net receivables of $9.8 million and no debt.

Selling, general and administrative expenses for the Second Quarter were $3.9 million, which is less than the $4.2 million in the comparable period last year, primarily due to:  (i) lower accrued bonus expense; (ii) lower stock compensation expense; and (iii) lower marketing expenses.  These lower expenses were somewhat counter-balanced by certain increases in various other expense categories.  Interest and other income for the Second Quarter totaled $28,000 versus the $250,000 reported last year, with the decrease attributable to lower average cash balances and lower interest rates.

Howard Siegel, President of Cherokee, stated, “Our retail sales and resulting royalties from our licensees in the U.S. and Canada were down in the Second Quarter, reflecting the continued retail weakness in these areas.  During our Second Quarter, royalties from our U.S. licensee, Target Stores, declined by 21.3%, while Tesco (U.K. and Central Europe) overall declined by 3.3%, reflecting retail weakness in the U.K., which was offset by growth in Tesco’s Central European regions.  In addition, during Fiscal 2009 several of our new licensees began selling Cherokee products, including Shufersal in Israel, Falabella’s Tottus stores in Peru (Chile began late last year), and Grupo Pao de Acucar in Brazil.  With 58% of our overall revenues attributable to international licensees, our ‘World Branding’ strategy for Cherokee is taking hold, and is providing geographic diversification to our royalty stream.  We continue to pursue global opportunities for brands we own and represent.”

Robert Margolis, Chairman and CEO, said, “We are disappointed with our Second Quarter revenue decline, and are focused on keeping our costs down in this difficult retail environment.  Fortunately, our low cost business model and unlevered balance sheet, combined with our global diversification and new revenue streams, provides us with stability to continue to pursue strategies which we believe will benefit our shareholders in the long-term.”

Russell J. Riopelle, Chief Financial Officer, added, “We once again finished the quarter in a strong cash position and with no debt.  In addition to the past dividends we’ve paid to shareholders, we previously announced and will pay a dividend of $0.50 per share on September 16th, evidencing continued execution of our goal of returning profits to shareholders.”

The Company’s Board of Directors has authorized the repurchase of up to 800,000 shares of common stock under an existing stock repurchase plan, which was recently extended to January 31, 2010.  During the Second Quarter the Company repurchased and retired 10,155 shares of its common stock at an average price of $21.59 per share.  Continued repurchases of common stock, if any, will be made from time to time in the open market at prevailing market prices or in privately negotiated transactions.

About Cherokee Inc.

Cherokee Inc., based in Van Nuys, is a marketer, licensor and manager of a variety of brands it owns (Cherokee, Sideout, Carole Little and others) and represents.  Currently, Cherokee has licensing agreements in a number of categories, including family apparel, fashion accessories and footwear, as well as home furnishings and recreational products.  Premier clients for the Cherokee brand around the world include Target Stores (U.S.), Tesco (U.K., Ireland and certain other European and Asian countries), Zellers (Canada), Pick ‘n Pay (South Africa), Fawaz Al Hokair (Middle East), Grupo Pão de Acucar (Brazil), S.A.C.I. Falabella (Chile and Peru), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico) and Grupo Eroski (Spain).  Premier clients for Cherokee’s Sideout brand include Mervyn’s (U.S.) and Shanghai Bolderway (China), and for Cherokee’s Carole Little brands include TJX Companies (U.S., Canada and Europe).  Cherokee also recently placed the Norma Kamali brand with Wal-Mart.

Statements included within this news release that are not historical in nature constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding future dividend payments and potential future business development)  involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the effect of the challenging national, international and regional economic conditions, the financial condition of the apparel industry and the retail industry, the overall level of consumer spending domestically and internationally, the effect of intense competition in the industry in which the Company operates, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands as a result of fashion trends or otherwise, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee and Sideout branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues, the Company’s dependence on its key management personnel and adverse determinations of claims, liabilities or litigations.  A further list and description of these risk, uncertainties and other matters can be found in the Company’s Annual Report on Forms 10-K for Fiscal Year 2008, and in its periodic reports on Forms 10-Q and 8-K (if any).  Undue reliance should not be placed on the forward-looking statements contained herein because some or all of them may turn out to be wrong.  The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three months ended		Six months ended
	August 2, 2008	August 4, 2007	August 2, 2008	August 4, 2007

Royalty revenues	$10,540,000	$11,901,000	$22,063,000	$23,942,000
Selling, general and administrative expenses	3,884,000	4,199,000	7,628,000	8,119,000

Operating income	6,656,000	7,702,000	14,435,000	15,823,000

Other income:
Investment and interest income	28,000	250,000	97,000	675,000

Total other income	28,000	250,000	97,000	675,000

Income before income taxes	6,684,000	7,952,000	14,532,000	16,498,000

Income tax provision	2,646,000	3,044,000	5,821,000	6,574,000

Net income	$4,038,000	$4,908,000	$8,711,000	$9,924,000

Basic earnings per share	$0.45	$0.55	$0.98	$1.12

Diluted earnings per share	$0.45	$0.55	$0.98	$1.11

Weighted average shares outstanding
Basic	8,921,655	8,911,513	8,918,334	8,881,552

Diluted	8,925,931	8,955,197	8,930,180	8,932,224

Effective Tax Rate	38.6%	38.3%	40.1%	39.9%

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	August 2,	February 2,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$15,871,000	$21,955,000
Receivables	9,840,000	7,363,000
Income taxes receivable	678,000	1,065,000
Prepaid expenses and other current assets	129,000	72,000
Deferred tax asset	949,000	1,010,000
Total current assets	27,467,000	31,465,000

Deferred tax asset	903,000	1,095,000
Property and equipment, net of accumulated depreciation of $698,000 and $671,000, respectively	201,000	184,000
Trademarks, net	9,566,000	10,077,000
Other assets	14,000	14,000
Total assets	$38,151,000	$42,835,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,187,000	$817,000
Accrued compensation payable	1,984,000	3,944,000
Income taxes payable	3,076,000	1,811,000
Accrued dividends payable	4,457,000	6,685,000

Total current liabilities	10,704,000	13,257,000

Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,913,748 shares issued and outstanding at August 2, 2008 and 8,913,902 shares issued and outstanding at February 2, 2008, respectively	178,000	178,000
Additional paid-in capital	16,399,000	16,092,000
Retained earnings	10,870,000	13,308,000
Stockholders’ equity	27,447,000	29,578,000
Total liabilities and stockholders’ equity	$38,151,000	$42,835,000